Pricing Supplement Dated July 16, 2007 (To Prospectus Dated January 19, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:	5.75%

Effective Dates:	7-16-2007	through	7-22-2007